                                                                     Exhibit 22
                                                                     ----------
                                                                     Page 1 of 2


                        REPORT OF INSPECTOR OF ELECTION
                         FOR ADVO, INC. ANNUAL MEETING
                           HELD ON JANUARY 19, 1995



The undersigned, appointed as Inspector of Election, hereby reports and certifies the following results based on the proxies voted at the Annual Meeting of shareholders on January 19, 1995.

Shares Voted:       18,773,273         89.96%

The following votes of common stock were cast:

                                 For Directors
                                 -------------


             Durrett      Fritz     Kamerschen    Morris     Rockwell
            ----------  ----------  ----------  ----------  ----------

Votes
in Favor    18,686,935  18,689,050  18,687,732  18,688,199  18,615,377

Votes
Withheld        86,338      84,223      85,541      85,074     157,896

            Lachman     Newman      Stowe       Vogelstein
            ----------  ----------  ----------  ----------
Votes
in Favor    18,615,040  18,615,377  18,615,377  18,319,032

 Votes
Withheld       158,233     157,896     157,896     454,241


                  Proposition 2, Approval of an Amendment of
                  ------------------------------------------
             the 1988 Non-Qualified Stock Option Plan and the 1993
             -----------------------------------------------------
                       Stock Option Subplan, as amended
                       --------------------------------

                            Common
                          ----------
Votes in Favor            15,446,032        74.01%
Votes Against              2,613,696        12.53%
Abstain                      713,545         3.42%

                        Proposition 3, Approval of the
                        ------------------------------
                 Company's Short-term Corporate Management and
                 ---------------------------------------------
                       Division/Regional Incentive Plans
                       ---------------------------------

Votes in Favor            17,872,917        85.64%
Votes Against                393,818         1.89%
Abstain                      506,538         2.43%


                                                                     Exhibit 22
                                                                     ----------
                                                                     Page 2 of 2



                Proposition 4, Ratification of the Appointment
                ----------------------------------------------
           of Ernst & Young LLP Independent Auditors for Fiscal 1995
           ---------------------------------------------------------

                            Common
                          ----------

Votes in Favor            18,705,125        89.63%
Votes Opposed                 63,824          .31%
Abstain                        4,324          .02%







                                     JOHN J. BORYCZSKI /s/
                                     ----------------------------
                                     John J. Boryczki
                                     Assistant Vice President